AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 17, 2007

REGISTRATION NO. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BEACON POWER CORPORATION (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	04-3372365 (I.R.S. EMPLOYER IDENTIFICATION NO.)
234 BALLARDVALE STREET WILMINGTON, MA 01887 (978) 694-9121 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
F. WILLIAM CAPP BEACON POWER CORPORATION 234 BALLARDVALE STREET WILMINGTON, MA 01887 (978) 694-9121 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
COPY TO:
ALBERT L. SOKOL, ESQ. EDWARDS ANGELL PALMER & DODGE LLP 111 HUNTINGTON AVENUE BOSTON, MA 02199 (617) 239-0100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that should become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE (1)

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(1)
Secondary Offering
Common Stock, par value $0.01 per share	150,000	$1.32	$198,000	$6.08
Total	150,000	$1.32	$198,000	$6.08

(1)
Calculated pursuant to Rule 457(c) under the Securities Act. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, the registrant has offset against the $6.08 filing fee due in connection with the initial filing of this registration statement $6.08 of unused filing fee associated with the securities that remained to be sold under this registrant’s registration statement on Form S-3 (File No. 333-137071) filed on September 1, 2006, which unsold securities were deregistered in connection with the filing of the registrant’s registration statement on Form S-3 (File No. 333-145165) filed on August 6, 2007.

(2)
With respect to shares of Common Stock to be offered for resale by the selling stockholder in this secondary offering, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the rules and regulations under the Securities Act based on the average of the high and low prices reported for Beacon Power Corporation Common Stock traded over the NASDAQ Capital Market on August 16, 2007.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholder named in this prospectus is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 17, 2007

PROSPECTUS

BEACON POWER CORPORATION

150,000 SHARES OF COMMON STOCK

On July 23, 2007, we entered into a real property lease with GFI Tyngsboro, LLC, as landlord, for approximately 103,000 square feet at the premises located at 65 Middlesex Road, Tyngsborough, Middlesex County, Massachusetts for a term of approximately seven years.

As partial consideration for the lease, we issued 150,000 shares of our common stock, par value $0.01 per share, to the landlord in transactions exempt from registration under the Securities Act of 1933, as amended. We have prepared this prospectus to allow the landlord to sell up to an aggregate of 150,000 shares of our common stock.

We are not selling any shares of our common stock under this prospectus. This prospectus relates solely to the resale of up to an aggregate of 150,000 shares of our common stock that were sold to the selling stockholder pursuant to an exemption from registration under the Securities Act of 1933, as amended. The selling stockholder (which term as used herein includes its pledges, donees, transferees or other successors-in-interest) may sell these shares at market prices prevailing at the time of sale.

We will not receive any of the proceeds from the sale of the shares of our common stock being sold by the selling stockholder. We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholder will pay or assume brokerage commissions and similar charges incurred for the sale of these shares of our common stock.

Our common stock is quoted on The NASDAQ Capital Market under the symbol "BCON." On August 16, 2007, the closing price of our common stock as reported by NASDAQ was $1.35 per share.

The mailing address and telephone number of our principal executive office is 234 Ballardvale Street, Wilmington, Massachusetts 01887; (978) 694-9121.

Investing in shares of our common stock involves risks.
See "Risk Factors" beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2007

IMPORTANT NOTICE TO READERS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, the selling stockholder may, from time to time, offer shares of our common stock owned by it. Each time the selling stockholder offers our common stock under this prospectus, it will provide a copy of this prospectus and, if applicable, a copy of a prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement together with the information incorporated by reference in this prospectus. See "Where You Can Find Additional Information" for more information.

You should rely only on the information included in or incorporated by reference into this prospectus or information we have referred to in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus is accurate on the date of this prospectus and may become obsolete later. Neither the delivery of this prospectus, nor any sale made under this prospectus will, under any circumstances, imply that the information in this prospectus is correct as of any date after the date of this prospectus. References to "Beacon," "we" or "us" refer to Beacon Power Corporation.

The name "Beacon", our logo, Smart Power, Smart Energy and Smart Energy Matrix are trademarks of Beacon Power Corporation in the United States and/or other countries. Other trademarks and tradenames appearing in this prospectus are the property of their respective holders.

PROSPECTUS SUMMARY

This is only a summary and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors" section as well as the information incorporated by reference into this prospectus under the heading "Where You Can Find More Information."

Beacon Power Corporation

We design, develop, configure and expect to begin offering for sale, advanced products and services to support more reliable and cost-effective electricity grid operation. We believe that our sustainable energy storage and power conversion solutions can help provide reliable electric power for the utility, renewable energy, and distributed generation markets. We are a development-stage company that was incorporated in Delaware on May 8, 1997.

The focus of our research and development has been to establish a patent-protected technology that can provide highly reliable energy solutions for the worldwide electricity grid at competitive costs. Our primary commercial market strategy is to become a provider of frequency regulation services to operators of the electricity grid in the United States.

In six geographic regions in the United States, the grid has been placed under the supervision of regional operators that are responsible for its maintenance and operation in these regions. All of these regional operators purchase frequency regulation services from independent providers. We are seeking to become one such provider. We believe our technology will offer greater reliability, faster response time, cleaner operation, lower maintenance costs and better overall economic attributes than the majority of the incumbent generators that provide frequency regulation services.

On July 23, 2007, we entered into a real property lease with GFI Tyngsboro, LLC, as landlord, for approximately 103,000 square feet at the premises located at 65 Middlesex Road, Tyngsborough, Middlesex County, Massachusetts for a term of approximately seven years. As partial consideration for the lease, we issued 150,000 shares of our common stock, par value $0.01 per share, to the landlord in a transaction exempt from registration under the Securities Act of 1933, as amended.

The aggregate number of shares of our common stock offered by the selling stockholder pursuant to this prospectus is 150,000.

Our principal executive offices are located at 234 Ballardvale Street, Wilmington, Massachusetts 01887. Our telephone number is (978) 694-9121. Our website is www.beaconpower.com. The information found on our website and on websites linked to it are not incorporated into or a part of this prospectus. References in the prospectus to "Beacon," "we", "our", "us" and the "Company" refer, collectively, to Beacon Power Corporation and its subsidiary.

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information in this prospectus and the information incorporated by reference herein, you should carefully consider the risks described below before purchasing our common stock. If any of the following risks occur, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. As a result, the price of our common stock could decline, and you could lose all or part of your investment.

We face significant technical challenges in completing the development of the Smart Energy Matrix™. We may fail to develop our 25kWh generation flywheel system, which is a critical requirement for the development of the Smart Energy Matrix™ and, even if we are able to develop the 25kWh system, we may fail to develop the Smart Energy Matrix™.

Although we have successfully developed three high-energy flywheel systems (the 2kWh and 6kWh for telecom and the 6kWh for the grid) that had similar technical challenges, there can be no assurance that we will be able to successfully develop the 25kWh system. The successful development of our new Smart Energy 25 flywheel system, which will be used in the Smart Energy Matrix™, involves significant technological and cost challenges, including:

•	Timely development of cost-effective designs for key components of the Smart Energy Matrix™ such as the rim, motor, power electronics, magnetic bearing system and the master controller software

•	Prototype test malfunctions could result in damage to our other equipment and test facility, re-engineering costs and production delays

•
Development and production delays and/or cost increases may occur if we are unable to establish multiple source suppliers for key components to meet our engineering requirements, cost objectives and development and production schedules and we do not have contracts with all of these suppliers

•	Development of cost-effective designs on schedule that will meet system performance requirements such as:

•	A rotor-cooling scheme to avoid overheating during operation

•	Cost-effective bearings to ensure acceptable vibration levels at all speeds; and

•	A touchdown bearing system to stabilize the rotor during abnormal conditions such as an earthquake

•	Ramping up and maintaining production rates

•	Controlling the quality and cost of goods we buy from key suppliers; and

•	Potential delays in our schedule and/or cost increases that could result if we are unable to extend the lease on our current facility or obtain a suitable, timely lease on another facility.

There can be no assurance that we will be successful in meeting these challenges. In addition, even if we are able to develop the new Smart Energy 25 flywheel system, we plan to integrate multiple Smart Energy 25 flywheels into a common building to produce the Smart Energy Matrix™. This effort will pose significant technological and cost challenges including:

•	Meeting the technical requirements for interconnection to the utility grid; and

•	Developing a communication and control system adequate to meet the performance standards of grid managers.

Our ability to complete development of our Smart Energy Matrix™ will require substantial funds. Our stockholders may be adversely affected if we issue debt securities or additional equity securities to obtain financing.

We will require substantial funds to conduct research and development activities, market our products and services, and increase our revenues. We anticipate that such funds will be obtained from external sources and intend to seek additional equity or debt to fund future operations. Although approximately $10 million was raised in February 2007, we estimate that we will need to raise an additional $20 million during the remainder of 2007 in order to complete development of the Smart Energy Matrix™ flywheel system, build, operate and receive fees for frequency regulation services and have sufficient working capital to continue to execute our business plan.

Our actual capital requirements will depend on many factors. The additional funding we require may not be available on favorable terms, if at all. Such additional funding may only be available on terms that may, for example, cause substantial dilution to common stockholders, and/or have liquidation preferences and/or pre-emptive rights. If we raise additional funds by issuing debt securities or additional equity securities, existing stockholders may be adversely affected because new investors may have rights superior to current stockholders and current stockholders may be diluted.

If we do not succeed in raising additional funds we will be unable to complete planned development of our products and services. In addition, we could be forced to take unattractive steps, such as discontinuing product development, limiting the services offered, reducing or foregoing sales and marketing efforts and attractive business opportunities, or discontinuing operations entirely.

We expect that it will be several years before we will recognize significant revenues from the products we intend to offer and the services we intend to provide. A large portion of our expenses are fixed, including expenses related to facilities, equipment and key personnel. In addition, we expect to spend significant amounts to fund product development based on our core technologies. We also expect to incur substantial expenses to manufacture our Smart Energy Matrix™ product in the future. As a result, operating expenses may increase significantly over the next several years and, consequently, we will need to generate substantial commercial revenue to achieve profitability. Even we do achieve profitability, we may not be able to sustain or increase profitability on a consistent basis.

We intend to bring our frequency regulation services to market through participation in the energy auction markets, where on a national basis the amount of frequency regulation required is typically one percent of all power produced. If changes in this percentage occur due to regulatory modifications and are not offset by a proportionate increase in pricing for frequency regulation, our business plan could be adversely affected.

The regulatory landscape is in constant flux, and we are aware that a North American Electric Reliability Council (NERC) subcommittee is in the process of developing a new NERC standard that may reduce the amount of frequency regulation required by lowering the ratio of frequency regulation to power generated. There is not yet a consensus on the potential changes to the standard. The new NERC standard may not be adopted as currently proposed, and even if adopted, regional grid operators have the unilateral option under FERC rules to adhere to regional frequency regulation standards that are not less rigorous, and may in fact be more rigorous, than the proposed new standard  Even if a new standard is passed, the belief by such ISOs and other powerful utility stakeholders that such changes could create possible negative impacts on overall grid reliability make it likely that more rigorous standards will continue to be the rule in at least some areas, including California and New England. However, if adopted, the proposed changes potentially could be harmful to us by: a) reducing the amount of frequency regulation required by Independent System Operators in such a way as to reduce the total size of the US frequency regulation market, b) lowering the price of frequency regulation as a consequence of any potential lower demand that might result from a change in regulatory standards, and c) increasing our cost of providing the service. Any combination of these things could adversely impact our ability to access the markets for frequency regulation or to do so on a profitable or sustainable basis.

Other market-expanding developments may partially counterbalance the uncertainty posed by the above possible changes in the NERC standard. For example, efforts by some states to increase the amount of renewable energy that is produced for the grid from wind and solar power may expand the market for frequency regulation services. From conversations with grid operators, we believe that the variable changes in energy output caused by natural and constant changes in wind speed and cloud cover will require increased frequency regulation to balance this variability.

Our revenue and sales depend upon the achievement of the product development and commercialization milestones set forth in our contracts with third parties. Our future revenues will result from similar milestones related to government contracts and from our commercial applications. These revenues will depend on our ability to deliver flywheel systems with certain performance and dependability attributes.

The majority of our revenue is currently derived from contracts with governmental entities in which payments to us are based primarily on achieving certain product development and commercialization milestones as set forth in those contracts. We expect that our future revenue from government sources will similarly be milestone-driven. On commercial applications for our flywheel systems, our ability to achieve revenues will be dependent on our ability to complete development of our systems, expand our manufacturing capabilities, and obtain sufficient funds to deploy these systems. It is uncertain whether and to what degree we will be able to meet these goals in the future. To the extent we do not meet such goals, we expect our revenue to be negatively impacted.

Our business plan includes the design, development, construction, financing and operation of several frequency regulation power facilities that incorporate our Smart Energy Matrix™ technology in order to provide frequency regulation services. We have no prior experience doing this. Should we fail in any material aspect of these tasks, it is unlikely that we will recognize significant revenue under our current business model.

Our business plan calls for the design, development, construction, financing and operation of one or more commercial-level frequency regulation power plants that incorporate our Smart Energy Matrix™ technology. However, we have no experience with such projects at a commercial level, although we have designed, developed, constructed and installed two one-tenth scale demonstration units at existing utility sites on the grid and have operated or are now operating them in demonstration and testing mode. However, we have never done these things commercially, nor ever obtained project financing (although we have experience in equity transactions). We expect that executing these tasks on a commercial level will be complex and challenging and we may not be successful. If we are not successful, then we will not achieve the revenues planned in our business model.

Our ability to obtain site interconnection or other construction approvals in a timely manner for specific regulation plants from Independent System Operators (ISOs) is uncertain and this could adversely affect projected revenue milestones.

While our technology has been certified, approved or otherwise qualified for use by three ISOs, ISOs typically require site specific interconnection studies and approvals before a plant can be built at a specific location, which, if not provided and/or approved by the ISO in a timely manner, could delay our revenue milestones. For example, for plants in the 10-20 MW range, an electrical interconnection study is required to assess any potential adverse impacts on the grid associated with the proposed plant location. While these studies and approvals are a typical and customary requirement for every type of power generation technology, potential for delay exists since the studies are sometimes done by the ISOs themselves. In some cases, ISOs allow the studies to be done by the plant sponsor, but in every case results must be reviewed and approved by the ISO before a specific plant location is approved.  Additionally, our ability to meet our projected revenue milestones could be adversely affected by delays in obtaining site zoning approvals, or other delays which may occur with any construction project. While we believe we have allowed sufficient time for the completion of these site-specific interconnection studies and other project requirements consistent with our revenue milestones, there can be no assurance that delays in completion and/or approval of such studies or other delays will not occur, and that such any delays will not cause an adverse impact on our achievement of forecasted revenue milestones.

We have a history of losses and anticipate future losses and we will have limited revenues in the near term. Unless we raise additional capital to operate our business, we may not be able to continue as a going concern. Our cash balances are sufficient to fund operations only into approximately the fourth quarter of 2007.

We have incurred significant losses from operations since our inception. As shown in our consolidated financial statements, we incurred significant losses from operations of approximately $12,682,000, $9,448,000 and $9,049,000 and operating cash decreases of approximately $8,482,000, $8,923,000 and $8,260,000, during the years ended December 31, 2006, 2005 and 2004, respectively. During the first two quarters of 2007, we have incurred losses from operations of approximately $3,205,000 and operating cash decreases of $5,031,000. We expect to have positive EBITDA and be cash flow positive by 2010; however, to be successful we will need to raise additional capital in 2007 and 2008. In the event that we are not successful in raising equity or the timing of bringing in additional cash is delayed, we may not be successful.

We had approximately $9.4 million in cash and cash equivalents on hand at June 30, 2007, which includes approximately $10 million of additional equity funding that was raised in February 2007. Based on our current cash usage rates and additional expenditures expected in support of our business plan, we estimate that we have adequate cash to fund operations only into the fourth quarter of 2007.

We are focused on further development of the Smart Energy Matrix™ to provide frequency regulation services, but this product will not generate revenues in the near term. We expect future revenues to come from a combination of the sale of services related to the Smart Energy Matrix™ and possible sales of Smart Energy 25 flywheel units. Other than revenue related to our research and development contracts in the amount of $2.2 million, we have had no revenues to date from our Smart Energy Matrix™. The timing of future revenues is uncertain.

Miller Wachman, LLP, our independent auditors, have included an explanatory paragraph related to a going concern uncertainty in their audit report on our consolidated financial statements for the fiscal year ended December 31, 2006, which identifies our recurring losses and negative cash flows and raises substantial doubt about our ability to continue as a going concern.

Our financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have not made any adjustments to our financial statements as a result of the going concern uncertainty. If we cannot continue as a going concern, we may have to liquidate our assets and may receive significantly less than the values at which they are carried on our financial statements. Any shortfall in the proceeds from the liquidation of our assets would directly reduce the amounts that holders of our common stock could receive in liquidation.

Although the market for frequency regulation services is large and growing, we have not demonstrated an ability to sell into that market.

We intend to provide frequency regulation services using our Smart Energy Matrix™ in the spot or auction markets of regional grid operators, such as PJM Interconnection. In order to bid in these markets, one must be qualified to do so. We expect to receive the necessary approvals, but there is no assurance we will be successful.

Even if we successfully qualify to participate in the auction markets, if the structure of these markets changes due to regulatory modifications, for example, our business plan could be adversely affected. The central financial attraction for us in the auction market is that we are able to bid electronically into each auction. These auctions yield the same sales price for all successful bidders. If the auction market changes, we may be required to change our business plan and there can be no assurance that we will be successful in doing so.

Increases or decreases in purchase prices or availability of carbon fiber or other materials and commodities may affect our ability to achieve profitability.

We use carbon fiber in the manufacture of our flywheel systems. Other applications that require carbon fiber have substantially increased in the last few years. In response to this increased demand, suppliers are adding capacity but shortages and/or price fluctuations may affect our ability to manufacture our flywheel systems in a timely way and at a reasonable cost.

Fluctuations in energy prices may have a material impact on the pricing of frequency regulation services and therefore the profitability of our flywheel systems.

The market pricing for frequency regulation services tends to follow the pricing for energy. In the event of any substantial future erosion in the price of energy, frequency regulation prices could be adversely affected.

New sources of energy including the commissioning of nuclear power plants and other technologies could adversely affect the demand for frequency regulation services.

Potential expansion in the use of nuclear power or other new energy supply technologies could change the supply and demand for energy and may impact frequency regulation pricing.

Failure to protect our intellectual property could impair our competitive position.

Although we are unaware of any challenges to our intellectual property, we cannot provide assurance that we have or will be able to maintain a significant proprietary position on the basic technologies used in our flywheel systems. Our ability to compete effectively against alternative technologies will be affected by our ability to protect proprietary technology, systems designs and manufacturing processes. We do not know whether any of our pending or future patent applications under which we have rights will issue, or, in the case of patents issued or to be issued, that the claims allowed are or will be sufficiently broad to protect our technology or processes from competitors. Even if all of our patent applications are issued and are sufficiently broad, they may be challenged or invalidated. We could incur substantial costs in prosecuting or defending patent infringement suits, and such suits would divert funds and resources that could be used in our business. We do not know whether we have been or will be completely successful in safeguarding and maintaining our proprietary rights.

Further, our competitors or others may independently develop or patent technologies or processes that are substantially equivalent or superior to ours. If we are found to be infringing on third-party patents, we do not know whether we will be able to obtain licenses to use such patents on acceptable terms, if at all. Failure to obtain needed licenses could delay or prevent the development, manufacture or sale of our systems.

We rely, in part, on contractual provisions to protect trade secrets and proprietary knowledge. These agreements may be breached, and we may not have adequate remedies for any breach. Our trade secrets may also be known without breach of such agreements or may be independently developed by competitors or others. Our inability to maintain the proprietary nature of our technology and processes could allow competitors or others to limit or eliminate any competitive advantages we may have.

Government regulation may impair our ability to market our products.

Government regulation of our products, whether at the federal, state or local level, including any change in regulations or tariffs, product buy downs or tax rebates relating to purchase and installation of our products, may increase the cost and price of our systems, and may have a negative impact on our revenue and profitability. We cannot provide assurance that our products will not be subject to existing or future federal and state regulations governing traditional electric utilities and other regulated entities. We expect that our products and their installation will be subject to oversight and regulation at the local level in accordance with state and local ordinances relating to building codes, safety and related matters. We do not know the extent to which any existing or new regulations may impact our ability to distribute, install and service our products. Once our products reach the commercialization stage, federal, state or local government entities may seek to impose regulations.

The exercise of options and warrants and other issuances of shares will likely have a dilutive effect on our stock price.

As of June 30, 2007, there were outstanding options to purchase an aggregate of 6,546,886 shares of our common stock at prices ranging from $0.255 per share to $9.31 per share, of which options to purchase 5,672,000 shares were exercisable as of such date. As of June 30, 2007, there were outstanding warrants to purchase 10,799,607 shares of our common stock, of which 4,537,821 were exercisable as of June 30, 2007. The remaining 6,261,786 warrants were issued pursuant to our February 2007 financing, and are not exercisable until August 15, 2007.

The exercise of options and warrants at prices below the market price of our common stock could adversely affect the price of our common stock. Additional dilution may result from the issuance of shares of our capital stock in connection with collaborations or manufacturing arrangements or in connection with other financing efforts.

Our financial performance could be adversely affected if we are unable to retain or attract key technical personnel.

Our future success also depends to a large degree on the technical skills of our engineering staff and our ability to attract key technical personnel. Competition for skilled technical professionals is intense and we may not be successful in attracting and retaining the talent necessary to design, develop and manufacture our flywheel products.

Competitors in the frequency regulation market include established utilities and independent service providers with far greater resources than we have.

The frequency regulation services market is being served by well-known utilities and independent service providers that use conventional generators. We will be competing with established generators that have far greater resources than we do.

We have anti-takeover defenses that could delay or prevent an acquisition and changes in control that could adversely affect the price of our common stock.

Provisions of our certificate of incorporation, by-laws, Rights Agreement and Delaware law may have the effect of deterring unsolicited takeovers or delaying or preventing changes in control of management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interest.

Our certificate of incorporation permits our board of directors to issue preferred stock without stockholder approval upon such terms as the board of directors may determine. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding common stock. Although we have no present intention of issuing any additional preferred stock, an issuance of a substantial number of preferred shares could adversely affect the price of our common stock.

In addition, our certificate of incorporation and our amended and restated by-laws provide that:

•	Our directors may only be removed for cause by a majority of the outstanding capital stock entitled to vote in the election of directors

•	Our stockholders do not have the power to call special meetings of stockholders; and

•
The provisions relating to the classified board, removal of directors and calling of special stockholders meetings may only be amended by a 662/3% vote of the outstanding shares of common stock, voting together as a single class.

These provisions make it more difficult for our stockholders to change the composition of the board of directors and approve transactions they may deem to be in their best interests that are not approved by the board of directors.

Pursuant to a Rights Agreement, we issued rights as a dividend on common stock on October 7, 2002, each of which entitles the holder to purchase 1/100th of a share of newly issued preferred stock for $22.50 in the event that any person not approved by the board of directors acquires more than 15% of Beacon’s outstanding common stock, or in the event of an acquisition by another company, $22.50 worth of the common stock of the other company at half its market value (in each case the rights held by the acquiring person are not exercisable and become void).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995) based on our current expectations, assumptions, estimates and projections about our business and our industry. These forward-looking statements involve risks and uncertainties. Words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may" and variations of such words and other similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors described more fully (i) under the heading "Risk Factors" on page 2 of this prospectus and (ii) elsewhere in this prospectus.

All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements set forth above. Investors are cautioned not to place undue reliance on forward-looking statements contained herein, which relate only to events as of the date on which the statements are made. Except for filings that are made prior to the termination of this offering and are incorporated by reference, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholder. We have paid or agreed to pay the expenses of registering the common stock being offered by the selling stockholder pursuant to this prospectus.

SELLING STOCKHOLDER

We are registering the shares of our common stock offered by this prospectus on behalf of the selling stockholder named in the table below. The selling stockholder, including its transferees, pledges, assignees or donees or its successors, may from time to time offer and sell pursuant to this prospectus any or all of the shares of our common stock being registered. We have agreed to use reasonable best efforts to register the resale of the shares issued to the selling stockholder.

Pursuant to a Lease dated as of July 23, 2007 between Beacon and GFI Tyngsboro, LLC, the selling stockholder, we issued shares of our common stock as partial consideration for the lease to the selling stockholder.

The following table sets forth information known to us with respect to the beneficial ownership of shares of our common stock as of August 16, 2007 by the selling stockholder. The number of shares in the column "Number of Shares Being Offered" represents all of the shares of our common stock that the selling stockholder may offer under this prospectus. The number of shares in the column "Shares Beneficially Owned After Offering" assumes that the selling stockholder sell all of their respective shares of our common stock offered by this prospectus. The selling stockholder may sell some, all or none of their respective shares of our common stock. We do not know how long the selling stockholder will hold the shares of our common stock before selling them and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares of our common stock. The information in the table below is current only as of the date of this prospectus.

In the following table, we have determined the number and percentage of shares beneficially owned in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and this information does not necessarily indicate beneficial ownership for any other purpose. Except as otherwise indicated in the footnote below, we believe the selling stockholder named in this table has sole voting and investment power over the shares of our common stock indicated. Applicable percentages are based on 71,525,727 shares of our common stock outstanding on August 16, 2007.

	Shares Beneficially Owned Prior to Offering		Number of Shares Being	Shares Beneficially Owned After Offering
Name	Number	Percent	Offered	Number	Percent
GFI Tyngsboro, LLC	0	0%	150,000	—	--%

Information concerning the selling stockholder may change from time to time and any such changed information will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part if and when necessary.

PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent's commissions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by, or any discounts or concessions allowed to, such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholder uses this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Any selling stockholder who is a broker-dealer may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. As a result, each such selling stockholder may be an underwriter in connection with the sale of the shares of our common stock or the shares of our common stock issuable upon exercise of the warrants covered by this prospectus. Such selling stockholder has informed us that they have purchased their shares in the ordinary course of business and we are not aware of any underwriting plan or agreement, underwriters’ or dealers’ compensation, or passive market-making or stabilization transactions involving the purchase or distribution of these securities by such stockholder.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholder, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Edwards Angell Palmer & Dodge LLP, Boston, Massachusetts.

EXPERTS

Miller Wachman, LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance upon the reports of Miller Wachman, LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any contract, agreement or other document of Beacon, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of such contract, agreement or other document.

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail at prescribed rates by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, you can review copies of this information and the registration statement on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate into this prospectus information that we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference is automatically updated and superseded if such information is contained in this prospectus, or information that we later file with the SEC modifies and replaces such information. We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus.

We are incorporating by reference the following reports, which we have filed with the SEC:

•	our Annual Report on Form 10-K/A for the year ended December 31, 2006;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007;

•
our Current Reports on Form 8-K filed on January 5, 2007, January 9, 2007, January 29, 2007, January 30, 2007, February 13, 2007, February 15, 2007, March 7, 2007, April 2, 2007 (Acc-no: 0001104659-07-024442), April 24, 2007, July 23, 2007, and August 8, 2007; and

•	the description of our common stock contained in our registration statement on Form 8-A under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We incorporate by reference into this registration statement any future filings that we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of this offering. This means that we can disclose important business, financial and other information in this registration statement by referring you to the publicly filed documents containing this information. All information incorporated by reference is part of this registration statement, unless and until that information is updated and superseded by the information contained in this registration statement or any information later incorporated. Any information that we subsequently file with the SEC that is incorporated by reference will automatically update and supersede any previous information that is part of this registration statement.

We will furnish without charge to you, on written or oral request, a copy of all of the documents incorporated by reference, including exhibits to these documents. You should direct any request for documents to Beacon Power Corporation, Attention: Corporate Secretary, 234 Ballardvale Street, Wilmington, Massachusetts 01887.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

150,000 Shares

BEACON POWER CORPORATION

Common Stock

PROSPECTUS

, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses payable by the registrant in connection with the registration of the common stock offered hereby, other than any commissions payable by the selling stockholder. All of such fees expenses, except for the Registration Fee, are estimated and shall be borne by the registrant:

Registration Fee—Securities and Exchange Commission	$6.08
Accounting fees and expenses	5,000
Legal fees and expenses	10,000
Blue Sky fees and expenses	3,500
Printing fees and expenses	4,000
Miscellaneous expenses	2,500
Total	$25,006.08

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides, in effect, that any person made a party to any action by reason of the fact that he is or was serving as a director, officer, employee or other agent of a corporation, or in such a capacity with another entity at the request of the corporation, may and, in certain cases, must be indemnified by the Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against reasonable expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the Registrant's best interests. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or other agent is liable to the Registrant, unless upon court order it is determined that, despite such adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

The Registrant's certificate of incorporation provides that none of its directors or officers or other parties whom it has requested to serve as directors, officers, trustees or in similar capacities with other entities shall be liable to the Registrant or its stockholders for monetary damages deriving from an action to which such persons were party on account of them serving the Registrant or at its request to the fullest extent not prohibited by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and officers. Subject to certain limited exceptions, under these agreements, the Registrant will be obligated, to the fullest extent not prohibited by the Delaware General Corporation Law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Registrant. The Registrant also maintains liability insurance for its directors and officers in order to limit its exposure to liability for indemnification of its directors and officers.

The foregoing summary is necessarily subject to the complete text of the Delaware General Corporation Law, the registrant's Sixth Amended and Restated Certificate of Incorporation, as amended, the Amended and Restated Bylaws, the indemnification agreements entered into between the registrant and each of its directors and officers, and the registrant's directors' and officers' liability insurance policy and is qualified in its entirety by reference thereto.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

Exhibit Number	Description
4.1 (1)	Sixth Amended and Restated Certificate of Incorporation of Beacon Power Corporation, as amended

4.2 (2)	Amended and Restated By-laws of Beacon Power Corporation, as amended

4.3 (3)	Form of Common Stock Certificate

4.4 (4)	Rights Agreement dated September 25, 2002 between Beacon Power Corporation and EquiServe Trust Company, N.A.

4.5 (5)	Amendment No. 1 to Rights Agreement dated December 27, 2002 between Beacon Power Corporation and EquiServe Trust Company, N.A.

4.6 +	Amendment No. 2 to Rights Agreement dated December 27, 2002 between Beacon Power Corporation and EquiServe Trust Company, N.A.

5.1 +	Opinion of Edwards Angell Palmer & Dodge LLP

23.1 +	Consent of Edwards Angell Palmer & Dodge LLP (See Exhibit 5.1)

23.2 +	Consent of Miller Wachman, LLP

24.1	Power of Attorney (included on the signature pages of this Registration Statement)

(1)	Incorporated by reference from the Form S-1 filed on November 16, 2000 (File No. 333-43386) and the DEF 14A filed on May 25, 2007 (File No. 000-31973).

(2)	Incorporated by reference from the Form S-1 filed on November 16, 2000 (File No. 333-43386) and the Form 8-K filed on April 24, 2007 (File No. 000-31973).

(3)	Incorporated by reference from the Form S-3 filed on December 8, 2005 (File No. 333-130208)

(4)	Incorporated by reference from the Form 8-K filed on October 4, 2002 (File No. 001-16171).

(5)	Incorporated by reference from the Form 10-K filed on March 31, 2003 (File No. 001-16171).

+	Filed herewith

(b)	Financial Statement Schedules

None.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that

(A) Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts, on August 17, 2007.

Beacon Power Corporation

By: /s/ F. William Capp
F. William Capp
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints F. William Capp and James M. Spiezio, and each of them individually, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act) to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on and on the dates indicated below.

Signature	Title	Date

/s/ F. William Capp	President and Chief Executive Officer, and Director
F. William Capp	(Principal Executive Officer)	August 17, 2007

/s/ James M. Spiezio	Vice President of Finance, Chief Financial Officer, Treasurer and Secretary
James M. Spiezio	(Principal Financial and Accounting Officer)	August 17, 2007

/s/ Stephen P. Adik
Stephen P. Adik	Director	August 17, 2007

/s/ Daniel E. Kletter
Daniel E. Kletter	Director	August 17, 2007

/s/ Jack P. Smith
Jack P. Smith	Director	August 17, 2007

/s/ Virgil G. Rose
Virgil G. Rose	Director	August 17, 2007

/s/ Edward A. Weihman
Edward A. Weihman	Director	August 17, 2007

EXHIBIT INDEX

Exhibit Number	Description
4.1 (1)	Sixth Amended and Restated Certificate of Incorporation of Beacon Power Corporation, as amended

4.2 (2)	Amended and Restated By-laws of Beacon Power Corporation, as amended

4.3 (3)	Form of Common Stock Certificate

4.4 (4)	Rights Agreement dated September 25, 2002 between Beacon Power Corporation and EquiServe Trust Company, N.A.

4.5 (5)	Amendment No. 1 to Rights Agreement dated December 27, 2002 between Beacon Power Corporation and EquiServe Trust Company, N.A.

4.6 +	Amendment No. 2 to Rights Agreement dated December 27, 2002 between Beacon Power Corporation and EquiServe Trust Company, N.A.

5.1 +	Opinion of Edwards Angell Palmer & Dodge LLP

23.1 +	Consent of Edwards Angell Palmer & Dodge LLP (See Exhibit 5.1)

23.2 +	Consent of Miller Wachman, LLP

24.1	Power of Attorney (included on the signature pages of this Registration Statement)

(1)	Incorporated by reference from the Form S-1 filed on November 16, 2000 (File No. 333-43386) and the DEF 14A filed on May 25, 2007 (File No. 000-31973).

(2)	Incorporated by reference from the Form S-1 filed on November 16, 2000 (File No. 333-43386) and the Form 8-K filed on April 24, 2007 (File No. 000-31973).

(3)	Incorporated by reference from the Form S-3 filed on December 8, 2005 (File No. 333-130208)

(4)	Incorporated by reference from the Form 8-K filed on October 4, 2002 (File No. 001-16171).

(5)	Incorporated by reference from the Form 10-K filed on March 31, 2003 (File No. 001-16171).

+	Filed herewith